UNITED STATES BANKRUPTCY COURT
DISTRICT OF NEW MEXICO

In re: Bright Green Corporation,
a Delaware Corporation
EIN: 83-4600841,

Debtor. No. 25-10195-t11

DEBTOR'S DISCLOSURE STATEMENT
MARCH 17, 2025

TABLE OF CONTENTS

EXHIBITS

I. INTRODUCTION

This is the disclosure statement (the "Disclosure Statement") in the Chapter 11 case of Bright Green Corporation. This Disclosure Statement contains information about the Debtor and describes the Debtor's Plan of Reorganization Dated March 17, 2025 (the "Plan"). A full copy of the Plan is served with this Disclosure Statement. Your rights may be affected. You should carefully read the Plan and this Disclosure Statement and Amended and Restated Restructuring Support Agreement ("Restructuring Support Agreement" or simply "RSA"), attached to the Plan

as Exhibit A-1, and discuss them with your attorney. If you do not have an attorney, you may wish to consult one.

The proposed distributions under the Plan are discussed in this Disclosure Statement. General unsecured creditors are classified in Classes 2, 3 and 4, and will receive distributions on their allowed claims consisting of 20% in cash and 80% in stock in Drugs Made In America Acquisition Corp. I. Bright Green Corporation has credit available sufficient to enable it to make distributions in value of 100% of general unsecured claims (Classes 2, 3 and 4) as scheduled. Equity holders are classified in Class 5 and are unimpaired. Class 6, comprising Warrant Holders, will be impaired as the Warrants shall be canceled, and the holders thereof shall receive no distribution.

Equity Holders are not being solicited in this Plan and are unimpaired. At the annual meeting of shareholders of Bright Green Corporation held on November 15, 2024 the shareholders voted in favor of the restructuring of Bright Green Corporation under a Chapter 11 bankruptcy and a 50-to-1 reverse stock split upon reorganization. The shareholder vote was conducted under a proxy voting agreement, and the associated Proxy Statement Information Schedule 14-A was filed with the Securities and Exchange Commission ("SEC") and is attached hereto as Exhibit B for reference. The Record Date and Notice to Shareholders, for purposes of the annual meeting, was October 4, 2024.

This disclosure statement (the "Disclosure Statement") refers to Bright Green Corporation as "BGC" when discussing events before the filing of this bankruptcy, and "Debtor" when discussing events after the filing of this bankruptcy. This is a small business chapter 11 bankruptcy. This Disclosure Statement contains information about the Debtor and describes Debtor's Plan of Reorganization dated March 17, 2025 (the "Plan"). A full copy of the Plan is attached to this Disclosure Statement as Exhibit A. (The RSA, which is Exhibit A-1 to the Plan, is also attached hereto as Exhibit A-1.) Your rights may be affected by the Plan and Disclosure Statement. You should read the Plan and this Disclosure Statement carefully and discuss them with your attorney. If you do not have an attorney, you may wish to consult one.

A. Purpose of this Document.

This Disclosure Statement describes:

- The history and background of BGC and significant events during this bankruptcy case

- How the Plan proposes to treat claims of the type you hold (i.e., what you will receive on your claim or equity interest if the Plan is confirmed)

- Who can vote on or object to the Plan

- What factors the United States Bankruptcy Court for the District of New Mexico (the "Court") will consider when deciding whether to confirm the Plan

- Why the Debtor believes the Plan is feasible, and how the treatment of your claim or equity interest under the Plan compares to what you would receive on your claim or equity interest in a chapter 7 liquidation

- The effect of confirmation of the Plan

Be sure to read the Plan as well as this Disclosure Statement. This Disclosure Statement describes the Plan, but it is the Plan itself (along with the incorporated Restructuring Support Agreement) that will, if confirmed, establish your rights. In the event of any conflict between this Disclosure Statement and the Plan, the Plan controls. Debtor believes that the treatment proposed in the Plan is the best treatment available, and recommends that each holder of a Claim vote to accept the Plan.

B. Deadlines for Voting and Objecting; Date of Plan Confirmation Hearing.

The Court has not yet confirmed the Plan described in and attached to this Disclosure Statement. This section describes the procedures pursuant to which this Disclosure Statement may be approved and the Plan may be confirmed.

1. Time and Place of the Hearing to Approve this Disclosure Statement and Confirm the Plan

Hearing on Disclosure Statement. Pursuant to 11 U.S.C. § 1125(b), after notice and a hearing, the Court must determine whether this Disclosure Statement contains information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor, typical of the classes of creditors and other parties in interest being solicited, to make an informed judgment regarding the Plan. If the Court so rules, an order will be entered approving this Disclosure Statement.

You will receive notice of an opportunity to object to this Disclosure Statement before the Court enters a final order approving it. This notice will be in the form of, or otherwise governed by, a separate order setting forth mailing and objection deadlines for the Disclosure Statement and the date of a hearing to consider approval of the Disclosure Statement and any objections filed thereto. As a small business reorganization, the Court may conditionally approve this Disclosure Statement in order to consolidate certain notices and hearings.

Hearing on Plan Confirmation. The Court will hold a hearing to determine whether the Plan should be confirmed. The hearing will take place before the Honorable David Thuma, United States Bankruptcy Judge, in the Pete V. Domenici U.S. Courthouse, 333 Lomas Blvd NW, Albuquerque, NM 87102 in a courtroom designated by the Court. Notice of a hearing place and date will be mailed to all holders of claims or interests, and other interested parties listed on the mailing matrix. You may attend the hearing. Parties who timely file a written objection with the Clerk of the Bankruptcy Court may present to the Court arguments in opposition to confirmation of the Plan.

2. Deadline for Voting to Accept or Reject the Plan

If you are entitled to vote to accept or reject the Plan, you will receive a ballot on which to vote, substantially in the form attached as **Exhibit E** (the "Ballot"). The Ballot Date (voting deadline) will be indicated on the Ballot. The original executed Ballot should be returned to Debtor's counsel via mail, email, fax, or hand-delivery as follows:

Nephi D. Hardman Attorney at Law, LLC
9400 Holly Ave NE Bldg 4
Albuquerque, NM 87122
Attn: Nephi D. Hardman, Esq.
Fax: (505) 392-5177
Or email: team@turnaroundbk.com

See § IV(A) below for a discussion of voting eligibility requirements.

If you wish your Ballot to be counted, you must mail, email, fax, or hand-deliver your Ballot to the physical address, email address, or fax number above so that it is received by Debtor's counsel by 5:00 p.m. on the Ballot Date shown on the Ballot. A vote received after 5:00 p.m. on the Ballot Date will not be counted.

3. Deadline for Objecting to the Adequacy of the Disclosure Statement and Confirmation of the Plan

Objections to this Disclosure Statement or to the confirmation of the Plan must be filed with the Court and served upon Debtor's counsel by the respective dates set by the Court in the orders governing objection deadlines to the Disclosure Statement and the Plan.

4. Identity of Person to Contact for More Information

If you want additional information about the Plan, you should contact Nephi D. Hardman, Esq. of Nephi D. Hardman Attorney at Law, LLC at the address shown above, or by telephone at (505) 944-2494.

C. Disclaimers.

Section 1125 of the Code requires the Court to approve the information contained in this Disclosure Statement. Such approval, however, does not constitute a judgment by the Court as to the desirability of the Plan or as to the value or suitability of any consideration offered thereby.

THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED THEREIN.

No representations other than contained herein. No representations concerning the Debtor or the Plan are authorized by the Debtor other than as set forth in this Disclosure Statement. Any representations or inducements made by any person to secure votes for or against the Plan which are other than as contained herein should not be relied upon, and such representations should be reported to Debtor's counsel. No admissions of liability or fact are contained herein other than for purposes of compliance with the Code and for Disclosure Statement and Plan approval. The information contained herein and the exhibits attached hereto have been submitted by Debtor

(unless specifically stated otherwise) and have not been subject to a certified financial audit, or a certified audit of any kind. For the foregoing reasons, the Debtor is unable to warrant or represent that the information contained herein and in the attached exhibits is without any inaccuracy, although effort has been made to ensure accuracy.

II. BACKGROUND

A. Description and History of Bright Green Corporation

BGC was among the first entrants in the U.S. federally authorized cannabis space for research and medical development. Specifically, it was one of a few companies who have received from the U.S. Drug Enforcement Administration (the "DEA"), a federal controlled substances registration for the bulk manufacturing of cannabis. BGC's DEA Registration number is RB0649383. This allowed the Company to produce and export federally legal cannabis, cannabis extracts, and tetrahydrocannabinol in the U.S. Unlike state-licensed cannabis companies, which engage in commercial sales to consumers, and which businesses are legal under state law but not federal law, BGC was authorized by the federal government to sell cannabis commercially for research and manufacturing purposes, export cannabis for international cannabis research purposes, and sell cannabis to DEA-registered pharmaceutical companies for the production of medical cannabis products and preparations.

Recognizing that cannabis will not be generally legalized at the federal level, BGC has applied for a broader DEA registration to produce, research and manufacture, all plant-based controlled substances related to the active pharmaceutical ingredients of Schedule I and Schedule II controlled substances in the U.S. This entails expanding BGC's controlled substances registration to include all Schedules I-V.

B. Current and Historical Financial Conditions.

BGC is a start-up company and has not generated any revenues. Although it has not started commercial operations, BGC has incurred expenses in connection with corporate and administrative matters; upkeep of acquired properties for future growing, processing and distribution of medical plants; and improvements to those properties. The Debtor anticipates earning revenue following restructuring and commencement of commercial production and supply of the Active Pharmaceutical Ingredient, or "API," of controlled substances. Domestically supplying the API to U.S. drug companies enables an end-to-end domestic drug-production process, answering a long-standing demand and interest to decrease dependence on foreign manufacturing for the country's drug supply.

BGC has historically financed its operations through the sale of equity securities and debt financing. As of September 30, 2024, the company had a negative working capital of $6.99 million, indicating that it does not have sufficient working capital to cover its short-term obligations. To address its liquidity needs, BGC developed plans to raise additional funds and continues to pursue sources of funding that management believes, if successful, would be sufficient to support the company's operating plan if restructured pursuant to the Plan and

Restructuring Security Agreement that provides information on funding and supports the feasibility of the Plan and continued operations.

BGC incurred operating expenses in the amount of $1,111,924 for the three months ended September 30, 2024, as compared to $1,811,533 for the same period ended 2023. BGC incurred operating expenses in the amount of $4,513,678 for the nine months ended September 30, 2024, as compared to $7,410,662 for the same period ended 2023.

C. Insiders of the Debtor.

Debtor insiders as defined in § 101(31) of the United States Bankruptcy Code (the "Code") and their relationship to the Debtor. List of all compensation paid by the Debtor or its affiliates to that person or entity during the year prior to the commencement of the Debtor's bankruptcy case, as well as compensation paid during the pendency of this Chapter 11 case:

Insider's name and relationship to Debtor	Dates of payments	Amount paid	Reasons for payment
GS Investments LLC (Gurvinder Singh, CEO)	05/10/2024 05/10/2024 05/10/2024 06/17/2024	$33,333.33 $33,333.33 $7,499.01 $35,833.00	CEO of BGC for services rendered in 2023
	Total	$109,998.67	
Titan Advisory Services LLC (Saleem Elmasri CFO)	05/10/2024 05/10/2024 05/10/2024 05/10/2024 06/17/2024	$24,480.00 $16,896.00 $17,829.11 $8,832.00 $25,000.00	CFO of BGC for services rendered in 2023
	Total	$93,037.11	

D. Management of the Debtor Before, During and After the Bankruptcy.

During the two years prior to the date on which the bankruptcy petition was filed, the officers, managers or other persons in control of BGC were Terry Rafhi, Executive Chairman, Gurvinder Singh, CEO, and Saleem Elmasri CFO. Directors were Robert Arnone, Dean Valore, and Lynn Stockwell (who incorporated BGC in 2019 but did not perform a managerial role). Lynn Stockwell became Chairman of the Board and CEO as part of the restructuring of BGC. Ms. Stockwell did not assume any form of decision-making role in the running of BGC until January 1, 2025.

After the Effective Date of the order confirming the Plan, the directors, officers, and voting trustees of the Debtor, or successor of the Debtor under the Plan (collectively the "Post Confirmation Managers"), will be Lynn Stockwell, CEO, and Saleem Elmasri, CFO.

E. What companies have merged, directly or indirectly, with BGC?

Sunnyland Farms, Inc. ("Sunnyland Farms") was incorporated in New Mexico in June of 2023. It filed for Chapter 11 bankruptcy in the United States Bankruptcy Court for the District of New Mexico on May 8, 2014. At the conclusion of its bankruptcy, its only shareholders were Lynn Stockwell, who owned more than 99.4% of the stock, and Jerry Capussi, who owned slightly less than six tenths of one percent.

Bright Green Grow Innovations, LLC ("BGGI") was organized under the laws of New Mexico on December 2, 2015.

On August 16, 2017, Sunnyland Farms shareholders voted in favor of a merger agreement under which Sunnyland Farms shareholders would be given membership interest in BGGI in exchange for their Sunnyland Farm stock, and BGGI would acquire the assets of Sunnyland Farms. Although this agreement was approved, Sunnyland Farm shareholders were required to sign additional share swap paperwork to effectuate the share swap component of this agreement. Mr. Capussi refused to sign this share swap paperwork and, as a result, BGGI did not certify any BGGI membership interest to Mr. Capussi.

Bright Green Corporation (BGC) was incorporated on April 16, 2019 under the laws of Delaware.

On or around May 28, 2019, BGGI was merged with BGC. BGGI owned the Grants, NM Property prior to the merger. On June 26, 2019, after the successful merger, BGGI deeded the Grants, NM Property to BGC.

Thus, while the Debtor is distinct from all other companies, past and present, it has acquired assets through merger from both Sunnyland Farms and BGGI. Aside from the Grants, NM Property, BGC also acquired the attorney-client privilege from the prior companies. *See Great Hill Equity Partners IV, LP v. Sig Growth Equity Fund I, LLLP*, 80 A.3d 155 (Del. Ch. 2013) (finding that the attorney-client privilege passes to the buyer and surviving company in a merger).

F. What Bright Green companies have never merged with or transferred assets, directly or indirectly, to BGC?

On April 22, 2015, Bright Green Cannabis, Inc. and Bright Green Farms, Inc. were incorporated under the laws of the State of New Mexico. A third company, Bright Green Group of Companies, Inc. ("Bright Green Group"), was also incorporated that same day. Bright Green Group owned the stock of Bright Green Cannabis, Inc. and Bright Green Farms, Inc.

Bright Green Pharmaceuticals, Inc. ("Bright Green Pharmaceuticals") was incorporated under the laws of the State of Delaware on January 18, 2017.

None of the foregoing companies (Bright Green Group, Bright Green Cannabis, Inc., Bright Green Farms, Inc., or Bright Green Pharmaceuticals) ever merged with BGC. None of the foregoing companies transferred their assets to BGC.

G. What is the status of BGC's stock?

BGC's articles of incorporation authorize 200,000,000 shares of common stock and 10,000,000 shares of preferred stock.

BGC became publicly traded on the NASDAQ on or around May 17, 2022 under ticker symbol BGXX. On or around September 19, 2024 it ceased to be listed on the NASDAQ although its stock is still publicly tradeable. BGC has maintained its filings with the Securities and Exchange Commission, and its public filings are viewable at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001886799/000149315224046871/form10-q.htm.

BGC has now issued 191,000,000 of its 200,000,000 authorized shares of common stock, and none of its 10,000,000 shares of preferred stock. BGC has approximately 1,300 shareholders.

H. Events Leading to Chapter 11 Filing.

Surmounting startup costs required more capital than BGC raised from the sale of stock alone. On or around June 5, 2022 Ms. Stockwell entered into a loan agreement (the "Original Loan") with BGC in which she loaned $3,000,000 to BGC. Under a later restated and amended loan agreement between Ms. Stockwell and BGC, Ms. Stockwell loaned BGC more than $1,000,000 in additional funds, bringing the balance of BGC's debt to her to more than $4,000,000. Under yet a further agreement between Ms. Stockwell and BGC, Ms. Stockwell agreed to accept 4,000,000 shares of common stock in BGC in exchange for her agreement to reduce the principal balance on BGC's loan to her by $4,000,000. Each amendment to the Original Loan continued the balance that was due under the Original Loan such that BGC had only a single outstanding loan with Ms. Stockwell at any one time. The balance of that loan hereinafter referred to as the "Loan Balance."

From June through August of 2024 Ms. Stockwell discussed with the management of BGC her intention to lead BGC and position it to participate in onshoring drug production and manufacturing back to the United States. Ms. Stockwell and BGC's management recognized that BGC would need production contracts with Drugs Made In America Acquisition Corp I. ("DMAA"), a company Sponsored by Ms. Stockwell to whom BGC could serve as a (supplier only) of API. The company would solicit contracts from all US based drug manufacturers to supply the API. In late August of 2024, Ms. Stockwell and BGC entered into a security agreement giving Ms. Stockwell a security interest in BGC's assets as security for the Loan Balance. On August 29, 2024 Ms. Stockwell filed a UCC-1 financing statement perfecting her security interest in BGC's personal property.

On September 16, 2024, BGC and Ms. Stockwell further updated the loan agreement, this time via a group of documents including a note entitled "Secured Amended and Restated Line of

Credit Note" (the "9/24 Note"). The 9/24 Note provides, among other things, upon Ms. Stockwell making a new advance in the principal amount of at least $2,500,000 under the terms of the 9/24 Note (the "Required Funding") to be received by BGC no later than two business days following the execution of the 9/24 Note, all obligations due under the Loan Balance Note shall be secured by BGC's real and personal property.

The 9/24 Note also provides for a conversion feature pursuant to which Ms. Stockwell may, at her discretion, convert up to $4 million of the Loan Balance into shares of BGC's newly designated Series A Preferred Stock, par value $0.0001 (the "Series A Preferred Stock") at a conversion price of $0.40 per share, provided the Required Funding was received.

After executing the 9/24 Note, Ms. Stockwell and BGC registered the need for a more comprehensive approach to BGC's liabilities—one that would resolve, define, clarify, and simplify BGC's various obligations. Again Ms. Stockwell would provide the capital needed by BGC, but the mutual obligations of Ms. Stockwell and BGC would be contained within a restructuring support agreement carried out primarily through a Chapter 11 bankruptcy.

While BGC and Ms. Stockwell negotiated and considered terms for a restructuring support agreement, BGC and Ms. Stockwell maintained a common expectation that Ms. Stockwell's role in the restructuring would maintain the security she was given under the 9/24 Note. Accordingly, BGC executed a mortgage (the "Mortgage") of the Grants, NM Property in favor of Ms. Stockwell and recorded this mortgage on December 16, 2024 in the Cibola County Clerk's Office as document 202402646. By agreement with BGC, Ms. Stockwell delayed the Required Funding until such time as her loan could be incorporated into a court-approved restructuring support agreement. Ms. Stockwell also filed a UCC-1 to perfect a security interest in any of BGC's personal property.

Meanwhile, BGC and Ms. Stockwell agreed to a form of restructuring support agreement in December of 2024. This was subsequently amended and restated on February 2, 2025, and again on February 24, 2025, this time with the title "Amended and Restated Restructuring Support Agreement" ("Restructuring Support Agreement" or simply "RSA"). While the RSA is a post-petition agreement and subject to Bankruptcy Court approval, the primary elements of the RSA were in place in the pre-petition versions, and this Chapter 11 bankruptcy proceeding was initiated for the purpose of carrying out the terms of the RSA.

I. Requirements and Limitations of the RSA.

The RSA provides that an acceptable plan of reorganization must include certain elements. The Plan contains most of these elements, but in some cases the Debtor needed to deviate from the strict terms of the RSA to address bankruptcy practicalities. These deviations are referred to as "Limitations" in the Plan.

Some Limitations do not substantively affect the rights of interested parties. For example, the RSA directs that the Debtor's bankruptcy case will be filed in the United States Bankruptcy Court for the Southern District of Florida; the Plan changes this to the United States Bankruptcy Court for the District of New Mexico. The RSA provides that DMAA stock will be

professionally valued for the purpose of quantifying shares to which creditors of the Debtor will be entitled. The Plan simplifies this, providing that the value will determined by average trading price of such stock.

Some Limitations are properly viewed in pairs that demonstrate that the Plan provides at least as well for interested parties as the treatment specified in the RSA. For example, the RSA provides that the money used for cash distributions to holders of allowed general unsecured claims will not count toward the total lending commitment of Ms. Stockwell under the Exit Facility Loan Agreement. The Plan, in contrast, provides that these funds will be rolled into the Exit Facility. At the same time, the Plan provides that the maximum lending commitment under the RSA is $9,000,000, not the $6,500,000 called for in the RSA, which will more than compensate for the additional need to use funds under the Exit Facility Loan Agreement.

One Limitation restricts the rights of general unsecured creditors. The RSA provides that general unsecured creditors will receive distributions in value equal to 100% of their claims against the Debtor. As described more below, the Plan appropriates fixed portions of the Debtor's available credit, denominated "Funds," to the Debtor's three classes of general unsecured creditors. The Funds are sufficient to enable a 100% distribution in value to the Debtor's general unsecured creditors *in the amount of their scheduled claims*. If the total allowed claims in a given class of unsecured creditors exceeds the class's Fund, then the allowed claim holders of that class will receive a pro rata distribution on their claim, rather than a 100% distribution (unless a fourth Fund, denominated "Residual Fund," covers the shortfall, as further outlined in the Plan).

The Plan explicitly seeks approval of the RSA subject to the Limitations.

J. Projected Recovery of Avoidable Transfers or Litigation.

The Debtor acknowledges that the recording of the Mortgage on December 16, 2024 in favor of Ms. Stockwell may constitute a fraudulent transfer under 11 U.S.C. § 548 because BGC did not receive new value from Ms. Stockwell in exchange for the granting of the Mortgage. However, Debtor will not seek avoidance of the Mortgage because the Plan specifically contemplates that Ms. Stockwell's lending commitment under the Exit Facility Loan Agreement will be secured by a first-position mortgage on the Grants, NM Property (among other assets of the Debtor). While it may be possible for the Debtor to void the Mortgage and then subsequently record a new mortgage, retaining the recording date ensures that the Debtor will be able to offer a first-position lien to Ms. Stockwell as contemplated in the Plan and RSA. More broadly, because the Plan provides for a mortgage anyway, Debtor believes it would be imprudent and inefficient to void the security agreement as part of a larger transaction designed to establish Ms. Stockwell's security interest in the Grants, NM Property.

Debtor reserves the right to seek avoidance of the granting of its shares to John Fikany as a fraudulent conveyance under 11 U.S.C. § 548. As described in more detail below, Mr. Fikany's pending counterclaim against the Debtor seeks to compel the Debtor to grant him shares of stock in the Debtor. If the Debtor is required to grant such shares to Mr. Fikany, the Debtor may assert that it did not receive reasonably equivalent value in exchange for such transfer or obligation and

that it was insolvent on the date such transfer was made or such obligation was incurred. The pending action between the Debtor and Mr. Fikany is discussed in greater detail below.

While the Debtor reserves the right to pursue the avoidance of other transfers as new information comes to light, it does not recognize, as of the filing of this Disclosure Statement, any other transfers that could be subject to avoidance under the Bankruptcy Code.

K. Claims Objections.

A disputed claim is a claim that has not been allowed or disallowed by a final non-appealable order, and as to which either: (i) a proof of claim has been filed or deemed filed, and Debtor or another party in interest has filed an objection; or (ii) no proof of claim has been filed, and Debtor has scheduled such claim as disputed, contingent, or unliquidated.

No distribution will be made on account of a disputed claim unless such claim is allowed by a final non-appealable order. A disputed claim that is not so allowed shall receive no payment under the Plan and shall be discharged in full in accordance with the order confirming the Plan.

Except to the extent that a claim is already allowed pursuant to a final non-appealable order, the Debtor reserves the right to object to claims. Therefore, even if your claim is allowed for voting purposes, you may not be entitled to a distribution if an objection to your claim is later upheld.

If the Debtor objects to your claim, unless otherwise provided herein, the Debtor will serve notice of the objection, and you will have thirty (30) days to respond to the objection, as provided in Fed. R. Bankr. P. 3007(a). If Debtor objects to your proof of claim, and you respond thereto within the allotted time period, the Court will schedule a hearing on the matter on short notice to Debtors and other parties in interest.

As of the filing of this Disclosure Statement, only five proofs of claims have been filed, none of which the Debtor anticipates objecting to. The Debtor will likely object to a proof of claim filed by either Jerry Capussi or John Fikany, both of whom are discussed below.

L. Jerry Capussi Litigation.

As noted in Part E, above, in August of 2017 Sunnyland Farms agreed to merge with BGGI such that BGGI would acquire the assets of Sunnyland Farms and issue membership interests to Sunnyland Farms shareholders upon execution of certain share swap paperwork. Mr. Capussi refused to sign this share swap paperwork and, as a result, BGGI did not issue any BGGI membership interest to Mr. Capussi.

After BGGI merged with BGC in April of 2019, one strategic priority of BGC was clarifying its ownership interests. To address the unresolved dispute between BGGI and Mr. Capussi, BGC brought a declaratory judgment action in the State of New Mexico, Thirteenth Judicial District Court, Cibola County in the matter styled *Bright Green Corporation v. Capussi* and numbered D-1333-CV-2020-00252 (the “Capussi Case”). BGC’s primary requested relief in the Capussi Case was a request for a determination that Mr. Capussi does not own any shares of stock in

BGC and, aside from a request for attorney fees and costs of suit, BGC did not seek a money judgment in the Capussi Case. Mr. Capussi counterclaimed, also for a non-monetary declaratory judgment.

The Capussi Case is still pending. While Mr. Capussi has an outstanding request for sanctions against BGC relating to discovery matters, neither party has amended its complaint to seek a monetary judgment against the other.

M. John Fikany Litigation.

Beginning in 2016 or earlier, Bright Green Group began discussions with the Acoma Pueblo to lease Acoma land on which Bright Green Group would build a greenhouse facility to produce pharmaceutical-grade plants, including hemp and cannabis plants. Such an undertaking involved not only federal and state licensure, but also approval from the Acoma Pueblo and the Bureau of Indian Affairs.

John Fikany disputes one or more of the statements in this paragraph: In early 2018, more than a year before BGC was incorporated, Bright Green Group entered into a consulting agreement with John Fikany. Mr. Fikany's role was to obtain the requisite approval for the Acoma lease such that the plot of land where the greenhouse would be built would be ready to go for construction without any further approvals needed or, as the parties called this state of readiness, "shovel ready." The Bright Green Group agreed to three forms of compensate for Mr. Fikany, all of which were conditioned upon Mr. Fikany delivering a shovel-ready lease to the Bright Green Group: (1) a $1,000,000 bonus, (2) 5,000,000 shares of stock in the Bright Green Group, and (3) the option of serving as CEO of the Bright Green Group at an annual salary of $500,000.

Mr. Fikany asserts that he delivered a shovel-ready lease to the Bright Green Group; the Debtor asserts that he did not. As described below, the Debtor further asserts (and Mr. Fikany disputes) that in any event, the Acoma lease and Mr. Fikany's compensation agreement had nothing to do with BGC.

Mr. Fikany also disputes one or more of the statements in this paragraph: The Debtor would have remained insulated from the foregoing dispute regarding shovel-readiness were it not for the issues of stock and employment. As noted above, BGGI merged with BGC in late May of 2019. The Bright Green Group did not merge with either BGC or BGGI and remained a separate and distinct company.

Mr. Fikany asserts (and the Debtor disputes) that BGC and the Bright Green Group entered into a stock exchange agreement prior to June 1, 2019 under which holders of stock in the Bright Green Group would be given stock in BGC. The Debtor asserts (and Mr. Fikany disputes) that the Debtor is not bound by such a stock exchange agreement because (1) there was no generalized stock transfer agreement under which BGC agreed to give its stock to holders of Bright Green Group stock in exchange for their stock, (2) BGC could not have promised any of its stock to Mr. Fikany because BGC did not exist at the time that Mr. Fikany entered into his agreement with the Bright Green Group.

Mr. Fikany disputes one or more of the statements in this paragraph: In around May of 2019, BGC agreed to give negotiated quantities of BGC stock to certain stockholders in Bright Green Group and Bright Green Pharmaceuticals in exchange for the contributions they could bring to BGC. For instance, a stockholder in Bright Green Pharmaceuticals who had developed an efficient process for growing specific plants could exchange his Bright Green Pharmaceuticals Stock for BGC stock. While BGC agreed to about thirty such stock exchanges with individual shareholders in Bright Green Group and Bright Green Pharmaceuticals, there was no generalized transfer agreement, nor was there any fixed exchange rate of stock between the companies that applied across all exchanges. At the time of organizing these exchanges, Mr. Fikany asserted that he had prepared a shovel-ready lease with the Acoma Pueblo and that the final licenses and registrations would be arriving soon. Based upon these assertions, BGC instructed its transfer agent to enroll 5,000 shares of BGC stock in Mr. Fikany's name but not to deliver such stock until such time as BGC could verify Mr. Fikany's assertions about shovel-readiness. After it came to light that the lease with the Acoma Pueblo was not, in fact, shovel-ready, Ms. Stockwell caused that the shares issued to Mr. Fikany be cancelled. A related action was BGC's placement of Mr. Fikany on its payroll as an employee June 1, 2019. At the time of enrolling Mr. Fikany on BGC's payroll, BGC's management believed that the Acoma lease was shovel ready and that the parties were merely awaiting final paperwork. Even if this had been true, the consulting agreement between Mr. Fikany and the Bright Green Group had never been transferred to BGC, so *BGC*'s employment of Mr. Fikany was not a benefit to which Mr. Fikany was entitled. Upon BGC's recognition that Mr. Fikany had not secured a shovel-ready lease with the Acoma Pueblo, Mr. Fikany was promptly removed as an employee of BGC.

Mr. Fikany asserts that he was employed by BGC as the Chief Executive Officer for at least six months. Debtor asserts that Mr. Fikany was on BGC's payroll for just one week without a confirmed job title. Debtor further asserts (and Mr. Fikany likely disputes) that BGC could not have made Mr. Fikany the CEO of BGC absent a corporate resolution, and no such resolution was ever voted upon, much less approved.

On October 23, 2020 BGC brought a declaratory judgment action against Mr. Fikany in the State of New Mexico, Thirteenth Judicial District Court, Cibola County, in the matter styled *Bright Green Corporation v. Fikany*, and numbered D-1333-CV-2020-00231 (the "Fikany Case"). Unfortunately for BGC, its initial complaint in the Fikany Case did little to clarify its own separateness from the Bright Green Group although obvious the entities were not one of the same. Instead of seeking a judicial determination that BGC had no liability to Mr. Fikany *irrespective of the Acoma lease's shovel-readiness*, the Complaint sought a determination that Mr. Fikany did not fulfill the conditions precedent to his agreement with the Bright Green Group.

Mr. Fikany counterclaimed against not only BGC but also John Stockwell and Lynn Stockwell. His counterclaim includes counts for wrongful termination, wages due upon discharge of employment, breach of employment contract, promissory estoppel, fraud in the inducement, breach of the duty of good faith and fair dealing, negligent misrepresentation, constructive trust, breach of personal guarantee, and breach of the stock exchange agreement. Most of the counterclaim counts do not specify a fixed amount of damages, and several present overlapping legal theories on why Mr. Fikany should be entitled to the same set of employment damages (for

example, breach of employment contract, promissory estoppel, and breach of personal guarantee). The most concrete articulation of requested damages in Mr. Fikany's counterclaim appears to be $1.7M, which Mr. Fikany asserts is the amount of unpaid wages and compensation. The Debtor recognizes that the counterclaim requests certain other unliquidated damages that are not folded into this amount.

The New Mexico state court presiding over the Fikany Case elected to bifurcate certain claims for the purpose of trial. A bench trial would resolve certain primarily legal issues; a subsequent jury trial would resolve other factual matters. Following a bench trial the New Mexico state court entered certain findings of fact and conclusions of law, including a conclusion that BGC should not have canceled Mr. Fikany's stock in BGC. This conclusion of law was not incorporated into a final, appealable order.

As noted above, Debtor reserves the right to avoid the transfer of shares to John Fikany as a fraudulent transfer under 11 U.S.C. § 548. To the degree that Debtor is deemed a party to the consulting agreement with Mr. Fikany, Debtor also reserves the right to reject this agreement under 11 U.S.C. § 365. In part because of this, Debtor asserts that the Bankruptcy Court is better suited than the Thirteenth Judicial District Court for continued adjudication of the Fikany Case.

N. Significant Filings During the Bankruptcy Case.

2/22/2025	Voluntary Petition	Doc. 1
2/22/2025	Motion to Employ Attorneys (Nephi D. Hardman Attorney at Law, LLC) (pending)	Doc. 3
2/25/2025	Order Fixing Time for Filing Proofs of Claim and Interest	Doc. 17
2/26/2025	Motion to Employ Securities Attorneys (Doney Law Firm) (pending)	Doc. 19
3/11/2025	Motion for Relief from the Automatic Stay Pursuant to 11 U.S.C. § 362 to Continue Lawsuit Currently Pending in the Thirteenth Judicial State District Court of New Mexico (pending)	Doc. 31

III. SUMMARY OF THE PLAN OF REORGANIZATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

See Exhibit F for a list of scheduled and unscheduled claims and amounts filed in the proofs of claim.

A. What is the Purpose of the Plan of Reorganization?

As required by the Code, the Plan places claims and equity interests in various classes and describes the treatment each class will receive. The Plan also states whether each class of claims or equity interests is impaired or unimpaired. If the Plan is confirmed, your recovery will be limited to the amount provided by the Plan.

B. Unclassified Claims

Certain types of claims are automatically entitled to specific treatment under the Code. They are not considered impaired, and holders of such claims do not vote on the Plan. They may, however, object if, in their view, their treatment under the Plan does not comply with that required by the Code. As such, the Plan Proponent has *not* placed the following claims in any class:

1. Administrative Expenses

Administrative expenses are costs or expenses of administering the Debtor's chapter 11 case which are allowed under § 507(a)(2) of the Code. Administrative expenses also include the value of any goods sold to Debtor in the ordinary course of business and received within 20 days before the date of the bankruptcy petition. The Code requires that all administrative expenses be paid on the Effective Date of the Plan, unless a particular claimant agrees to a different treatment.

The following chart lists the Debtor's estimated administrative expenses and their proposed treatment under the Plan:

Type	**Estimated Amount Owed**	**Proposed Treatment**
Expenses arising in the ordinary course of business after Petition Date	**$0**	All post-petition operating expenses paid in the ordinary course of business of Debtor.
The value of goods received in the ordinary course of business within 20 days before the Petition Date	**$0**	Debtor has not identified any goods received on credit within twenty days of the Petition Date. Any goods that were received within twenty days of the Petition Date were paid within terms in the ordinary course of business of Debtor.
Unpaid Professional Fees, as approved by the Court	**$50,000**	All attorneys' fees to be paid outside of Plan Payments. Pre-confirmation attorneys' fees to be paid in full in cash on the Effective Date.
Clerk's Office Fees	**$0**	Paid in full on the Effective Date of the Plan
Other administrative expenses (accountant's fees, miscellaneous post-petition charges)	**$0**	All other administrative expenses are to be paid in full outside of Plan Payments.
U.S. Trustee Fees	**$0**	Paid in full on the Effective Date of the Plan
TOTAL	**$50,000**	

2. *Priority Tax Claims*

Priority tax claims are tax obligations derived from income taxes, employment taxes, and other taxes described by § 507(a)(8) of the Code. Unless the holder of such a § 507(a)(8) priority tax claim agrees otherwise, it must receive the present value of such claim, in regular installments paid over a period not exceeding 5 years from the order of relief.

Debtor has no § 507(a)(8) priority tax claims. In the event a § 507(a)(8) priority tax claim is filed and allowed, Debtor will pay the entire priority amount in cash in full on the Effective Date.

C. Classes of Claims and Equity Interests

1. *Tabular summary of all classes of claims.*

The following are the classes set forth in the Plan, and the proposed treatment that they will receive under the Plan:

Class	**Impairment**	**Treatment**
Class 1 – Allowed Secured Claim of Lynn Stockwell	Impaired	Retains lien. Claim is Allowed in the amount of $840,315. The balance of the Allowed Claim shall be rolled into to the Exit Facility on the Effective Date and its repayment shall be governed by the terms of the Exit Facility Loan Agreement. The Exit Facility Loan Agreement will also provide for an equity conversion up to $4 million of the outstanding principal and interest balance on the Exit Facility Note into new Series A Preferred Stock, par value $0.0001 (the "Series A Preferred Stock") at a conversion price of $0.40 per share.
Class 2 – Allowed Non-Insider General Unsecured Claims (no dispute as to non-insider status)	Impaired	Holders of Allowed Non-Insider General Unsecured Claims against the Debtor shall receive pro rata distributions of $4,901,891.14 (the "Class 2 Primary Fund"), up to the total amount of their individual claims, within ten (10) days (a) of the Effective Date of the Plan or (b) whenever the General Unsecured Claim becomes allowed, whichever is later. Twenty percent (20%) of the distributions from the Class 2 Primary Fund shall be in the form of cash; eighty percent (80%) of the value of distributions from the Class 2 Primary Fund shall be in the form of equity interests in Drugs Made In America Acquisition Corp I ("DMAA"). Both the cash distributions funded by Ms. Stockwell and the value of DMAA stock transferred by Ms. Stockwell shall be added to the outstanding balance of the Exit Facility Note. DMAA stock will be

		transferred to the Class 2 claimants via a Share Transfer Agreement in a form sufficient to transfer ownership of DMAA shares of stock to the recipient. Residual Fund funding contingency: If the Class 2 Claims are allowed in an amount *less than* the Class 2 Primary Fund, the difference between the Class 2 Primary Fund and the total allowed Class 2 claims shall be deemed to form all or part of a reservoir for additional payments under the Exit Facility, hereinafter referred to as the "Residual Fund." (As described below, the Residual Fund shall consist of the unused portions of the Class 2 Primary Fund, the Class 3 Primary Fund, and the Class 4 Primary Fund.) Although termed a "fund" for simplicity, the Residual Fund is not a corpus of value owned by the Debtor. Rather, it is an unused portion of the Exit Facility Loan Agreement that the Debtor is committing to use in specified ways in this Plan. Residual Fund payment contingency: If the Class 2 Claims are allowed in an amount *greater than* the Class 2 Primary Fund, then the Residual Fund shall first be used to pay unpaid Allowed Class 2 Claims pro rata, up to the unpaid portion of such claims. Like distributions from the Class 2 Primary Fund, distributions from the Residual Fund shall consist of 20% cash and 80% DMAA stock. Residual Fund payments to Class 2, if any, shall be made within ten days of (a) the Effective Date, or (b) final determination of the total value available for distribution under the Residual Fund, whichever is later.
Class 3 – Allowed Insider General Unsecured Claims (no dispute as to insider status)	Impaired	Holders of Allowed Insider General Unsecured Claims against the Debtor shall receive pro rata distributions of $899,909 (the "Class 3 Primary Fund"), up to the total amount of their individual claims, within ten (10) days of (a) the Effective Date of the Plan or (b) whenever the General Unsecured Claim becomes allowed, whichever is later. Twenty percent (20%) of the distributions from the Class 3 Primary Fund shall be in the form of cash; eighty percent (80%) of the value of distributions from the Class 3 Primary Fund shall be in the form of equity interests in DMAA. Both the cash distributions funded by Ms. Stockwell and the value of DMAA stock transferred by Ms. Stockwell shall be added to the outstanding balance of the Exit Facility Note. DMAA stock will be transferred to the Class 3 claimants via a Share Transfer Agreement

		in a form sufficient to transfer ownership of DMAA shares of stock to the recipient. Residual Fund funding contingency: If the Class 3 Claims are allowed in an amount *less than* the Class 3 Primary Fund, the difference between the Class 3 Primary Fund and the total allowed Class 3 claims shall be deemed to form all or part of the Residual Fund. Residual Fund payment contingency: If the Class 3 Claims are allowed in an amount *greater than* the Class 3 Primary Fund, *and if allowed Class 2 claims have been in full*, then the Residual Fund shall be used to pay unpaid Allowed Class 3 Claims pro rata, up to the unpaid portion of such claims. Like distributions from the Class 3 Primary Fund, distributions from the Residual Fund shall consist of 20% cash and 80% DMAA stock. Residual Fund payments to Class 3, if any, shall be made within ten days of (a) the Effective Date, or (b) final determination of the total value available for distribution under the Residual Fund, whichever is later.
Class 4 – Allowed Claim of John Fikany (Disputed unsecured creditor with disputed former insider/ non-insider status and concurrent disputed ownership claim, subject to offset by potential preference claim)	Impaired	The Holder of an allowed Class 4 Claim will receive a distribution in value of up to $1,700,000 (the "Class 4 Primary Fund"), or the amount of his adjudicated and liquidated claim, whichever is lesser, within ten (10) days of (a) the Effective Date of the Plan or (b) whenever the Class 4 claim is allowed by a final, appealable order, whichever is later. Twenty percent (20%) of the distributions from the Class 4 Primary Fund shall be in the form of cash; eighty percent (80%) of the value of distributions from the Class 4 Primary Fund shall be in the form of equity interests in DMAA. Both the cash distribution funded by Ms. Stockwell and the value of DMAA stock transferred by Ms. Stockwell shall be added to the outstanding balance of the Exit Facility Note. DMAA stock will be transferred to the allowed Class 4 claimant via a Share Transfer Agreement in a form sufficient to transfer ownership of DMAA shares of stock to the recipient. Residual Fund funding contingency: If the Class 4 Claim is allowed in an amount *less than* the Class 4 Primary Fund, the difference between the Class 4 Primary Fund and the total allowed

		Class 4 claim shall be deemed to form all or part of the Residual Fund. Residual Fund payment contingency #1: If the Class 4 Claim is allowed in an amount *greater than* the Class 4 Primary Fund, *and if the Court determines that Mr. Fikany was not an insider of the Debtor at the time his claim against the Debtor accrued*, then that portion of Mr. Fikany's claim which is not paid by the Class 4 Primary Fund shall be grouped together with the unpaid portions, if any, of Class 2 claims and shall be eligible to be paid pro rata with those unpaid Class 2 claims under the Class 2 Residual Fund payment contingency. Residual Fund payment contingency #2: If the Class 4 Claim is allowed in an amount *greater than* the Class 4 Primary Fund, *and if the Court determines that Mr. Fikany was an insider of the Debtor at the time his claim against the Debtor accrued*, then that portion of Mr. Fikany's claim which is not paid by the Class 4 Primary Fund shall be grouped together with the unpaid portions, if any, of Class 3 claims and shall be eligible to be paid pro rata with those unpaid Class 3 claims under the Class 3 Residual Fund payment contingency.
Class 5 - Equity Security Holders of the Debtor	Not impaired	The Debtor's Common Equity Interests shall be cancelled and Holders of Common Equity Interests shall receive the same proportional share of New Common Equity Interests as such Holders held prior to the Chapter 11 Case. The Reorganized Debtor shall be authorized to effect a 50-to-1 reverse split on its newly issued stock at the time of issuance.
Class 6- Warrant Holders of the Debtor	Impaired	The Warrants shall be cancelled and holders of warrants shall receive no distribution under the plan.

2. *Class of Secured Claim*

Allowed Secured Claims are claims secured by property of the Debtor's bankruptcy estate to the extent allowed as secured claims under § 506 of the Code. If the value of the collateral or setoffs securing the creditor's claim is less than the amount of the creditor's allowed claim, the deficiency will be classified as a general unsecured claim. In this case, the only secured claim of the Debtor is the claim of Lynn Stockwell for $814,315, and this is fully secured by Debtor's Grants, NM Property.

3. Classes of General Unsecured Claims

General unsecured claims are not secured by property of the estate and are not entitled to priority under § 507(a) of the Code. The Plan has three classes of unsecured claims: *non-insider* general unsecured claims, *insider* general unsecured claims.

Non-insider general unsecured claims constitute pre-petition unsecured claims incurred by those who were *not* insiders at the time the claims were incurred. As listed by the Debtor on its Schedule E/F, Doc. 1, pp. 21-25, these claims total $4,901,891.14.

Insider general unsecured claims constitute pre-petition unsecured claims incurred by those who *were* insiders at the time the claims were incurred. As listed by the Debtor on its Schedule E/F, *id.*, $899,909, none of which is disputed, contingent, or unliquidated.

The unsecured non-priority claim of John Fikany is the only claim incurred by someone whose time-of-claim-accrual insider status is disputed. Debtor asserts that Mr. Fikany was never an insider of the BGC because he was never employed as BGC's CEO. Mr. Fikany asserts that he was the CEO of BGC, and his claim for unpaid wages depends upon an antecedent finding that he was so employed. Mr. Fikany is also the only claimant with a disputed stock ownership claim in the Debtor.

4. Class of Equity Interest Holders

Equity interest holders are parties who hold an ownership interest (*i.e.*, equity interest) in a debtor. In a corporation, entities holding preferred or common stock are equity interest holders. In a partnership, equity interest holders include both general and limited partners. In a limited liability company, equity interest holders are the members. Debtor is a corporation in this case. There is one class of approximately 1,300 equity security holders.

D. Means of Implementing Plan

Payments and distributions under the Plan will be funded by Lynn Stockwell under the Exit Facility.

E. Post-Confirmation Management

The Post-Confirmation Managers of the Debtor, and their compensation, shall be as follows:

Name	Affiliations	Insider (yes or no)	Position	Annual Compensation
Lynn Sockwell	Lender and Equity holder	Yes	CEO	$1
Saleem Elmasri	Former CFO	Yes	Restructuring manager	$10,000
Groovy Singh	Former CEO	Yes	EB-5/DEA Restructuring	$10,000

F. Risk Factors and Litigation

The proposed Plan has certain risk factors inherent to any loan agreement. While it is possible that Lynn Stockwell will breach her lending commitment under the Exit Facility, this possibility is considered very unlikely.

Aside from the inherent risks of the Exit Facility, the Debtor is involved in two pending state-court matters: *Bright Green Corporation v. Fikany* (the "Fikany Case"), and *Bright Green Corporation v. Capussi* (the "Capussi Case"). Both cases are discussed in detail in the Background section, above.

G. Executory Contracts and Unexpired Leases

Part VI of the Plan lists all executory contracts and unexpired leases that the Debtor will assume under the Plan. Assumption means that the Debtor has elected to continue to perform the obligations under such contracts and unexpired leases, and to cure defaults of the type that must be cured under the Code, if any.

If you object to the assumption of your unexpired lease or executory contract, the proposed cure of any defaults, or the adequacy of assurance of performance, you must file and serve your objection to the Plan within the deadline for objecting to the confirmation of the Plan, unless the Court has set an earlier time.

All executory contracts and unexpired leases that are not listed will be rejected under the Plan. Consult your adviser or attorney for more specific information about particular contracts or leases.

If you object to the rejection of your contract or lease, you must file and serve your objection to the Plan within the deadline for objecting to the confirmation of the Plan.

The Deadline for Filing a Proof of Claim Based on a Claim Arising from the Rejection of a Lease or Contract will be with 14 days of Confirmation of the Plan. Any claim based on the rejection of a contract or lease will be barred if the proof of claim is not timely filed, unless the Court orders otherwise.

H. Tax Consequences of Plan

Creditors and equity interest holders concerned with how the Plan may affect their tax liability should consult with their own accountants, attorneys, and/or advisors.

The Bankruptcy Code 11 USC 1125 (a) requires a discussion of the potential material Federal tax consequences of the plan to the debtor, any successor to the debtor, and a hypothetical investor typical of the holders of claims or interests in the case, that would enable such a hypothetical investor of the relevant class to make an informed judgment about the Plan.

Tax consequences to the Debtor and Reorganized Debtor of the Plan. The Debtor may obtain advice from qualified tax professionals concerning the tax aspects of the Plan, including tax

consequences of any general forgiveness of debt, the proper utilization of any loss carry-forward and the basis of the assets of the Debtor. Although Debtor does not expect any adverse tax consequences from confirmation of the Plan, the implementation of the proposed Plan may result in the recognition of taxable income or loss by the debtor or any successor. Specifically, cancellation of indebtedness income ("COD income") could arise if debt is discharged or modified under the plan. Under IRC § 108, COD income may be excluded from gross income in certain cases, such as if the debtor is insolvent immediately before the discharge. However, the exclusion may require a reduction in certain tax attributes, including net operating losses (NOLs) or basis in assets, as specified under IRC § 108(b). The Debtor has NOLs greater than $10 million that can be used to offset taxable income.

Tax consequences to a hypothetical investor in the Debtor. Holders of claims or interests in the case may recognize gain or loss upon the exchange of their claims or interests for consideration under the plan. The amount and character of such gain or loss will depend on several factors, including the tax basis in their claims or interests and the fair market value of the consideration received. Furthermore, as the plan involves an exchange of equity interests or new securities, holders may be subject to special tax rules under IRC §§ 354, 355, and 356 regarding tax-free reorganizations.

Hypothetical investor judgment and general disclaimer. A hypothetical investor typical of the holders of claims or interests should consider the possibility of recognizing taxable gain or loss and the implications for future tax liabilities or benefits. The investor should also be aware of any potential limitations on the use of tax attributes, such as NOLs, under IRC § 382, if there is a significant ownership change as a result of the plan.

The above discussion is intended to provide general guidance on the potential material Federal tax consequences of the proposed plan. It is not intended to constitute tax advice. Stakeholders are advised to consult their own tax advisors regarding the specific tax consequences applicable to their individual circumstances.

Tax consequences to Creditors. Holders of Claims receiving cash generally will recognize gain or loss on the exchange equal to the difference between the holder's basis in the Claim and the amount of cash received that is not allocable to interest. The character of any recognized gain or loss will depend upon the status of the Creditor, the nature of the Claim in its hands and the holding period of such claim.

If a Creditor has treated a Claim as wholly or partially worthless and been allowed and received a tax benefit due to a bad debt deduction, the Claim holder will include the amount of cash received in income to the extent such cash exceeds the holder's remaining tax basis in the Claim.

Holders of Claims may be entitled to installment sales treatment or other deferral with respect to the distribution they receive subsequent to the Effective Date. Holders of Claims may already have claimed partial bad debt deductions with respect to their Claims. The IRS may take the position that holders of Allowed Claims cannot claim an otherwise allowable further loss in the year in which their Claim is allowed because such claimants could receive further distributions. Thus, a holder of a Claim could be prevented from recognizing a loss until the time when its Claim has been liquidated and distributions have been completed. If a holder of a Claim

is permitted to recognize a loss in the year of the Effective Date by treating the transaction as a "closed transaction" at such time, such holder may recognize income on any subsequent distribution.

The Debtor will comply with all applicable reporting requirements of the Internal Revenue Code.

IV. CONFIRMATION REQUIREMENTS AND PROCEDURES

To be confirmable, the Plan must meet the requirements listed in §§ 1129(a) and/or (b) of the Code. These include the following requirements: the Plan must be proposed in good faith; at least one impaired class of claims must accept the plan without counting votes of insiders; the Plan must distribute to each creditor and equity interest holder at least as much as the creditor or equity interest holder would receive in a chapter 7 liquidation case, unless the creditor or equity interest holder votes to accept the Plan; and the Plan must be feasible. These requirements are not the only requirements listed in § 1129, and they are not the only requirements for confirmation.

A. Who May Vote or Object

Any party in interest may object to the confirmation of the Plan.

Many parties in interest, however, are not entitled to vote to accept or reject the Plan. A creditor or equity security holder has a right to vote for or against the Plan only if that creditor or equity security holder has a claim that is both (1) allowed (or estimated for voting purposes) and (2) impaired.

No holder of a claim or interest under Bankruptcy Code Section 11 U.S.C. 502 will be allowed to vote its full alleged claim amount if there is a pending objection to their claim or interest. If a vote is received by a creditor that is the subject of a pending claim objection, the Debtor will temporarily allow such claim under Bankruptcy Rule 3018(a) and under 11 U.S.C. 1126(e) with a value of $1.00 for voting purposes until such claim is resolved.

Equity Holders are not being given notice of this case and are deemed unimpaired under the Plan. Any vote received from an equity holder, in its capacity as an equity holder, will not be a valid vote for or against the Plan.

In this case, the Plan Proponent, the Debtor, believes that classes 1 through 5 are impaired and that holders of claims in each of these classes are therefore entitled to vote to accept or reject the Plan.

The Plan Proponent believes that class 6 is unimpaired and that holders of claims in this class, therefore, do not have the right to vote to accept or reject the Plan.

If a creditor in a class that is entitled to vote does not vote, they will be deemed to have accepted the Plan. Please see *Ruti-Sweetwater, Inc.* 836 F.2d 1263 (10th Cir. 1988).

1. What Is an Allowed Claim?

Only a creditor with an allowed claim has the right to vote on the Plan. Generally, a claim is allowed if either (1) the Debtor has scheduled the claim on the Debtor's schedules, unless the claim has been scheduled as disputed, contingent, or unliquidated, or (2) the creditor has filed a proof of claim, unless an objection has been filed to such proof of claim. When a claim is not allowed, the creditor or equity interest holder holding the claim or equity interest cannot vote unless the Court, after notice and hearing, either overrules the objection or allows the claim or equity interest for voting purposes pursuant to Rule 3018(a) of the Federal Rules of Bankruptcy Procedure.

The deadline for filing a proof of claim in this case is April 14, 2025. This applies to creditors who assert a claim against the Debtor and who wish to preserve their right to be treated as a creditor with respect to such a claim for the purposes of voting and distribution.

2. What is an Impaired Claim?

As noted above, the holder of an allowed claim has the right to vote only if it is in a class that is *impaired* under the Plan. As provided in § 1124 of the Code, a class is considered impaired if the Plan alters the legal, equitable, or contractual rights of the members of that class.

3. Who is ***Not*** *Entitled to Vote?*

The holders of the following types of claims and equity interests are *not* entitled to vote:

- holders of claims and equity interests that have been disallowed by an order of the Court;
- holders of other claims or equity interests that are not "allowed claims" or "allowed equity interests" (as discussed above), unless they have been "allowed" for voting purposes;
- holders of claims or equity interests in unimpaired classes (this includes equity holders of the Debtor);
- holders of claims entitled to priority pursuant to §§ 507(a)(2), (a)(3), and (a)(8) of the Code;
- holders of claims or equity interests in classes that do not receive or retain any value under the Plan;
- administrative expense claimants; and
- holders of claims pursuant to 11 U.S.C. §502(d).

Even if you are not entitled to vote on the Plan, you have a right to object to the confirmation of the Plan and to the adequacy of the Disclosure Statement.

Creditors whose claims are disputed and fail to file claims will have their claims extinguished under the Plan.

4. Who Can Vote in More Than One Class?

A creditor whose claim has been allowed in part as a secured claim and in part as an unsecured claim, or who otherwise holds claims in multiple classes, is entitled to accept or reject a Plan in each capacity, and should cast one ballot for each claim.

B. Votes Necessary to Confirm the Plan

Because impaired classes exist, the Court cannot confirm the Plan unless (1) at least one impaired class of creditors has accepted the Plan without counting the votes of any insiders within that class, and (2) all impaired classes have voted to accept the Plan, unless the Plan is eligible to be confirmed by cramdown of the non-accepting class, as discussed later in Section B.2.

If a creditor in a class that is entitled to vote does not vote, that creditor will be deemed to have accepted the Plan.

1. Votes Necessary for a Class to Accept the Plan

A class of claims accepts the Plan if both of the following occur: (1) the holders of more than one-half (1/2) of the allowed claims in the class, who vote, cast their votes to accept the Plan, and (2) the holders of at least two-thirds (2/3) in dollar amount of the allowed claims in the class, who vote, cast their votes to accept the Plan.

A class of equity interests accepts the Plan if the holders of at least two-thirds (2/3) in amount of the allowed equity interests in the class, who vote, cast their votes to accept the Plan.

2. Treatment of Nonaccepting Classes

Even if an impaired class rejects the Plan, the Court may nonetheless confirm the Plan if the nonaccepting class is treated in the manner prescribed by § 1129(b) of the Code. A plan that binds nonaccepting classes is commonly referred to as a "cramdown plan." The Code allows the Plan to bind nonaccepting classes of claims or equity interests if it meets all the requirements for consensual confirmation except the voting requirements of § 1129(a)(8) of the Code, does not discriminate unfairly and is fair and equitable toward each impaired class that has not voted to accept the Plan.

You should consult your own attorney if a cramdown confirmation will affect your claim, as the variations on this general rule are numerous and complex.

C. Comparative Liquidation Analysis

To confirm the Plan, the Court must find that all creditors and equity interest holders who do not accept the Plan will receive at least as much under the Plan as such claim and equity interest holders would receive in a chapter 7 liquidation. A comparative liquidation analysis is attached to this Disclosure Statement as Exhibit C, demonstrating compliance with 11 U.S.C. § 1129(a)(7)(A)(ii).

D. Feasibility

The Court must find that confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtor or any successor to the Debtor, unless such liquidation or reorganization is proposed in the Plan. The Debtor believes the Plan is feasible based on projected income from the Debtor's operations.

1. Ability to Initially Fund Plan

Debtor believes that the Debtor will have enough cash on hand on the Effective Date of the Plan to pay all the claims and expenses that are entitled to be paid on that date. *See* Exhibit E.

2. Ability to Make Future Plan Payments and Operate Without Further Reorganization

The Plan does not require the Debtor to make protracted payments beyond the Effective Date. Debtor's ability to make the Plan payments required on the Effective Date is sufficient to show that confirmation of the Plan will not be followed by further reorganization.

V. EFFECTS OF CONFIRMATION OF PLAN

A. Discharge of Debtor

On the Confirmation Date of the Plan, subject to occurrence of the Effective Date, the Debtor will be discharged from all debts that arose before the Petition Date, to the extent specified in § 1141(d)(1)(A) of the Code, except that the Debtor will not be discharged of any debt: (i) imposed by this Plan; (ii) of a kind specified in § 1141(d)(6)(A) if a timely complaint was filed in accordance with Rule 4007(c) of the Federal Rules of Bankruptcy Procedure; or (iii) of a kind specified in § 1141(d)(6)(B). After the Effective Date of the Plan your claims against the Debtor will be limited to the debts described in clauses (i) through (iii) of the preceding sentence.

B. Default

Unless otherwise provided by the Court, all obligations to make payments provided for under this Plan, and all instruments in evidence thereof, shall have a grace period of fifteen (15) days after written notice of failure to pay before such failure to pay shall constitute a default thereof. Unless otherwise expressly provided in the Plan, if there is a default in any payment

required under this Plan to be made by the Reorganized Debtor, the holder of such claim may initiate a collection or enforcement action in any court of competent jurisdiction.

C. Confirmation Injunction

Except for those creditors or claimants to whom the Reorganized Debtor is affirmatively required to make payments under this Plan, entry of the Confirmation Order will permanently enjoin all persons who have held, hold, or may hold Claims or Interests on and after the Effective Date (a) from commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Interest against the Debtor or Reorganized Debtor; (b) from the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtor or Reorganized Debtor or the property of the Debtor, the Estate, or the Reorganized Debtor with respect to any such Claim; (c) from creating, perfecting, or enforcing any encumbrance of any kind against the Debtor or the Reorganized Debtor or against the property of the Debtor, the Estate, or the Reorganized Debtor with respect of any such Claim; (d) from asserting any setoff, right of subrogation, or recoupment of any kind against any obligation due from the Debtor or the Reorganized Debtor, or against the property of the Debtor, the Estate, or the Reorganized Debtor with respect to any such Claim.

The Confirmation Injunction shall survive closure of this bankruptcy.

D. Modification of Plan

The Debtor may modify the Plan at any time before confirmation of the Plan. However, the Court may require a new disclosure statement and/or re-voting on the Plan. Upon request of the Debtor, the Bankruptcy Court may modify the Plan at any time after confirmation only if (1) the Plan has not been substantially consummated *and* (2) the Court authorizes the proposed modifications after notice and a hearing.

E. Final Decree

Once the provisions of Rule 3022 of the Federal Rules of Bankruptcy Procedure are met, Debtor, or such other party as the Court shall designate in the Plan Confirmation Order, may file a motion with the Court to obtain a final decree to close the case.

VI. OTHER PLAN PROVISIONS

The Plan also provides, without limitation:

Property Vests in Reorganized Debtor. Upon the Effective Date, except as otherwise specifically set forth in this Plan, all property of the Estate of the Debtor and each and every claim or cause of action that was asserted or could have been asserted by the Debtor against any party, in the Bankruptcy Case or otherwise, including causes of action for recovery of preferences, fraudulent conveyances, and any other action maintainable under §§ 542 through 553 of the Bankruptcy Code, shall vest in the Reorganized Debtor, free and clear of all Claims and Interests except as specifically provided for in the Plan or the Confirmation Order. Upon the

Effective Date the Reorganized Debtor shall be substituted as a party to all pending matters, adversary proceedings, claims, administrative proceedings, and lawsuits involving the Debtor, whether before the Bankruptcy Court or otherwise.

Property Free and Clear of Liens. All Property of the Estate and the Debtor, whether real property, personal property, exempt property, intangible property, or any other property interest of any nature whatsoever, shall be free and clear of all Claims and interests of creditors, Interest holders, and other parties in interest, except as specifically provided for in the Plan or the Confirmation Order.

Post-Confirmation Professional Fees. The Reorganized Debtor shall be authorized to pay all legal and accounting services incurred post-confirmation without the fee-application requirements of 11 U.S.C. §§ 328-330.

Litigation of Estate Claims. Pursuant to 11 U.S.C. § 1123(b)(3)(B), the Debtor shall retain and enforce, litigate, and liquidate all claims, causes of action, and interests belonging to the Debtor or the Estate. The Debtor shall have the choice whether to initiate, pursue, or conclude such litigation in its sole discretion.

Reservation of Rights. All claims or causes of action, cross-claims, and counterclaims of the Debtor of any kind or nature whatsoever, against third parties arising before the Confirmation Date that have not been disposed of prior to the Confirmation Date shall be preserved for the benefit of the Debtor and the Estate, and prosecuted by the Debtor as it sees fit.

Plan not an Admission of Liability. Until the Effective Date, (i) the compromises, settlements, releases, and abandonments set forth in the Plan shall be of no force or effect; (ii) nothing contained in the Plan shall be deemed to be an admission that any Claim that could be asserted by any person is valid in any respect; and (iii) nothing in the Plan or Disclosure Statement may be admitted into evidence or otherwise used in opposition to any action, suit, motion, or other proceeding brought on any such Claim. If the Effective Date does not occur, nothing contained in the Plan shall be deemed to alter, amend, release, waive, or modify any defense, claim, or offsets that the Debtor may have to the Claims of any holder under this Plan.

Post-Confirmation Tax Reporting. The Reorganized Debtor shall report to the IRS and any other taxing authority with jurisdiction over the Reorganized Debtor, and pay all taxes incurred post-confirmation, when such reports and payments are due.

Post-Confirmation Operating Reports. The Reorganized Debtor shall not be required to file monthly or quarterly operating reports with the United States Trustee's Office.

Respectfully submitted,

____

Bright Green Corporation
By: Lynn Stockwell
Title: Chief Executive Officer

Dated:_____________________________

NEPHI D. HARDMAN ATTORNEY AT LAW, LLC

____

Nephi D. Hardman, Esq.
9400 Holly Ave NE Bldg 4
Albuquerque NM 87122
Telephone: (505) 944-2494
Fax: (505) 392-5177
nephi@turnaroundbk.com
Attorney for Debtor/Plan Proponent

EXHIBITS

Plan of Reorganization Dated March 17, 2025

Proxy Statement Information Schedule 14-A

Comparative Liquidation Analysis

Potential liquidation value of assets without administrative costs: $4,471,185					
Asset	Value	Liquidation costs	Encumbrance	Amount received by secured creditor	Amount remaining after lien and liquidation costs
Grants, NM Property	$5,650,000	$339,000 (6% value)	$840,315	$840,315	$4,470,685
Office furniture and equipment	$1,000	$500	$0	$0	$500
Totals	$5,651,000	$339,500		$840,315	$4,471,185

Less: Priority debts and administrative expenses

1. TRD $2,070
2. Chapter 11 administrative expenses $50,000
3. Chapter 7 administrative expenses $50,000

Total $102,070

Equals: **$4,369,115**

Based on the above calculations, Debtor estimates that in the event of a Chapter 7 liquidation, general unsecured creditors would receive approximately $4.37M.

Compare to distributions proposed under Plan:

Proposed payments and distributions to creditors			
Creditor	Collateral	Receivable given under Exit Facility	Distribution on unsecured claims
Class 1 (Lynn Stockwell)	Grants, NM Property	$840,315	$0
Class 2 (Unsecured non-insiders)			$4,901,891.14 (plus potential Residual Fund)
Class 3 (Unsecured insiders)			$899,909 (plus potential Residual Fund)
Class 4 (John Fikany (disputed insider status))			$1,700,000 (plus potential Class 2/Class 3 Residual Fund)
Class 5 (Equity security holders)			$0 (Stock transferred to Reorganized Debtor)
Class 6 (Warrant holders)			$0
Totals		**$840,315**	**$7,501,800.14**

Based on the above comparison, secured and unsecured creditors will receive more if the Plan is confirmed than they would if Debtor were liquidated.

Resources on Hand on Effective Date

Estimated Cash available in Debtor's debtor-in-possession account with Bank of America:	$0
Credit Available Under Exit Facility:	$9,000,000
Estimated Total available resources on Effective Date:	$9,000,000

Form of Ballot

Creditor List